                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Filed by the Registrant /X/

     Filed by a Party other than the Registrant / /

     Check the appropriate box:

     /X/  Preliminary Proxy Statement
     / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
     / /  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Under Rule 14a-12

                          CYPRESS COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------
    / /   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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

                          CYPRESS COMMUNICATIONS, INC.
                       FIFTEEN PIEDMONT CENTER, SUITE 100
                             ATLANTA, GEORGIA 30305



                                                                   July __, 2001


Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of Cypress Communications, Inc. The meeting will be held on Friday, August 17, 2001 at 9:00 a.m., local time, at 15 Piedmont Center, Suite 100, Atlanta, Georgia.

         The purpose of the special meeting is to consider and act upon a proposal to amend Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split and any other matters that properly come before the meeting. The attached proxy statement, with formal notice of the meeting on the first page, describes these matters in detail. We urge you to review these materials carefully and to use this opportunity to take part in the company's affairs by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting.

         Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible or vote by calling the toll-free telephone number or via the Internet. The enclosed proxy card contains instructions regarding all three methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

         We look forward to seeing you at the meeting.

                                            Sincerely,




                                            W. FRANK BLOUNT
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                          CYPRESS COMMUNICATIONS, INC.
                       FIFTEEN PIEDMONT CENTER, SUITE 100
                             ATLANTA, GEORGIA 30305

                               -------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 17, 2001

                               -------------------

         The special meeting of stockholders of Cypress Communications, Inc. will be held on Friday, August 17, 2001 at 9:00 a.m., local time, at 15 Piedmont Center, Suite 100, Atlanta, Georgia. At the meeting, stockholders will vote upon the following proposals:

         1. To consider and act upon an amendment to the Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of Cypress Communications common stock at a ratio not to exceed one-for-eight as discussed in the accompanying proxy statement.

         2. To consider and act upon any other matters that may properly be brought before the special meeting and at any adjournments or postponements thereof.

         You may vote if you are a stockholder of record as of the close of business on July 11, 2001. If you do not plan to attend the meeting and vote your shares of common stock in person, please vote in one of the following ways:

       o      Use the toll-free telephone number shown on the proxy card;

       o Go to the website address shown on the proxy card and vote over the Internet; or

       o Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Any proxy may be revoked at any time prior to its exercise at the special meeting.

                                           By Order of the Board of Directors




                                           WILLIAM G. GLASS
                                           SECRETARY

July __, 2001

                                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
PROXY STATEMENT...................................................................................................1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING...................................................................1
           What is the purpose of the special meeting?............................................................1
           Who is entitled to vote?...............................................................................1
           Who can attend the meeting?............................................................................1
           How many shares must be represented at the meeting in order to hold the meeting?.......................1
           How do I vote?.........................................................................................2
           Will other matters be voted on at the special meeting?.................................................2
           Can I revoke my proxy instructions?....................................................................2

PROPOSAL 1: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CYPRESS
   COMMUNICATIONS' COMMON STOCK...................................................................................3
           General................................................................................................3
           Vote Required..........................................................................................3
           Reasons for the Amendment to Cypress Communications' Certificate of Incorporation to Effect a Reverse
              Stock Split.........................................................................................3
           Purpose of the Reverse Stock Split and the Exchange Ratio Range........................................4
           Potential Risks of the Reverse Stock Split.............................................................4
           Potential Effects of the Reverse Stock Split...........................................................5
           Increase of Shares of Common Stock Available for Future Issuance.......................................6
           Effectiveness of the Reverse Stock Split...............................................................6
           Fractional Shares......................................................................................7
           Certain Federal Income Tax Consequences................................................................7
           Appraisal Rights.......................................................................................7
           Recommendation.........................................................................................7

PRINCIPAL AND MANAGEMENT STOCKHOLDERS.............................................................................7
           Beneficial Ownership Table.............................................................................8

OTHER MATTERS....................................................................................................10
           Expenses of Solicitation..............................................................................10
           Stockholder Proposals.................................................................................10
           General...............................................................................................10

AMENDMENT TO SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.......................................Annex A

                                                                   July __, 2001


                          CYPRESS COMMUNICATIONS, INC.
                       FIFTEEN PIEDMONT CENTER, SUITE 100
                             ATLANTA, GEORGIA 30305

                               -------------------

                                 PROXY STATEMENT

                               -------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cypress Communications, Inc. for use at the special meeting of stockholders to be held on Friday, August 17, 2001 at 9:00 a.m., local time, at 15 Piedmont Center, Suite 100, Atlanta, Georgia, and at any adjournments or postponements of the special meeting.



                 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING


WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

         At the special meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting, including considering and acting upon a proposal to amend Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the issued and outstanding shares of Cypress Communications' common stock at a ratio not to exceed one-for-eight.

WHO IS ENTITLED TO VOTE?

         All stockholders of record of Cypress Communications' common stock at the close of business on July 11, 2001, which is referred to as the record date, are entitled to receive notice of the special meeting and to vote the shares of common stock held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

         All stockholders of record of Cypress Communications' common stock at the close of business on the record date, or their designated proxies, are authorized to attend the special meeting.

HOW MANY SHARES MUST BE REPRESENTED AT THE MEETING IN ORDER TO HOLD THE MEETING?

         The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the special meeting. As of the record date, there were 49,212,262 shares of common stock outstanding and entitled to vote at the special meeting. Shares that reflect abstentions or "broker non-votes," if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. "Broker non-votes" are proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

         Under the rules of certain self regulatory organizations, brokers and other nominees do not have discretionary voting power to vote such shares on non-routine matters without specific voting instructions from the beneficial owners of the shares. The affirmative vote of a majority of all of the shares of our common stock entitled to vote on the reverse stock split proposal is required to authorize the proposed amendment to Cypress Communications' Second Amended and Restated Certificate of Incorporation. Thus, any abstentions, "broker non-votes," or other limited proxies will have the effect of a vote against amending the certificate of incorporation to implement the reverse stock split.

HOW DO I VOTE?

         If your shares of common stock are held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from your nominee which you must follow in order to have your shares voted.

         If you hold your shares of common stock in your own name as a holder of record, you may vote in person at the special meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by:

       o      using the toll-free telephone number shown on the proxy card;

       o going to the website address shown on the proxy card and voting over the Internet; or

       o marking, signing, dating and returning the proxy card in the postage-paid envelope that we have provided to you. PLEASE NOTE THAT IF YOU VOTE BY TELEPHONE OR OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

WILL OTHER MATTERS BE VOTED ON AT THE SPECIAL MEETING?

         We are not aware of any other matters to be presented at the special meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

CAN I REVOKE MY PROXY INSTRUCTIONS?

         You may revoke your proxy at any time before it has been exercised by:

       o filing a written revocation with the Secretary of Cypress Communications at the address set forth below;

       o      filing a duly executed proxy bearing a later date; or

       o      appearing in person and voting by ballot at the special meeting.

         Any stockholder of record as of the record date attending the special meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the special meeting will not constitute revocation of a previously given proxy.

                    PROPOSAL 1: AMENDMENT TO THE CERTIFICATE
           OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF CYPRESS
                          COMMUNICATIONS' COMMON STOCK

GENERAL

         Our Board of Directors has unanimously adopted a resolution approving, and recommending to our stockholders for their approval, a proposal to amend Article Four of the Cypress Communications' Second Amended and Restated Certificate of Incorporation authorizing a reverse split of the shares of our common stock at a ratio, to be established by the Board in its sole discretion, not to exceed one-for-eight, or to abandon the reverse stock split. The form of the proposed amendment is annexed to this proxy statement as Annex A. The amendment to the certificate of incorporation will effect the reverse stock split by reducing the number of shares of our common stock by the ratio to be determined by the Board of Directors, but will not increase the par value of our common stock, and will not change the number of authorized shares of our common stock.

VOTE REQUIRED

         Approval of the proposed amendment to our certificate of incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority of the shares of Cypress Communications' common stock.

REASONS FOR THE AMENDMENT TO CYPRESS COMMUNICATIONS' CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

         LISTING ON NASDAQ

         Our common stock is currently listed on the Nasdaq National Market System ("Nasdaq"). Nasdaq requires that listed stocks maintain a closing bid price in excess of $1.00 per share. As of the date of this proxy statement, we are not in compliance with this requirement and have not been in compliance for more than 30 days. On April 5, 2001, we received a letter from Nasdaq notifying us that we have not been in compliance with the minimum bid requirement for 30 days. We have 90 days from the time of Nasdaq notification, or until July 5, 2001, to achieve compliance with the minimum bid requirement. If we do not achieve compliance by maintaining a bid price of at least $1.00 for ten consecutive business days in the 90 day period, our stock will likely be delisted from Nasdaq.

         The Board has determined that the continued listing of our common stock on Nasdaq is in the best interests of our stockholders. If our common stock were delisted from Nasdaq, the Board believes that the liquidity in the trading market for our common stock would be significantly decreased which could reduce the trading price and increase the transaction costs of trading shares of our common stock.

         POTENTIAL INCREASED INVESTOR INTEREST

         The Board believes a higher price may help generate investor interest in Cypress Communications. On July __, 2001 our common stock closed at $__ per share. In approving the reverse stock split, the Board considered that our common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks.

         The Board further believes that a higher stock price would help us attract and retain employees and other service providers. The Board believes that some potential employees and service providers are less likely to work for or provide services to a company with a low stock price, regardless of size of the company's market capitalization. If the reverse stock split successfully increases the per share price of our common stock, the Board believes this increase will enhance our ability to attract and retain employees and service providers.

PURPOSE OF THE REVERSE STOCK SPLIT AND THE EXCHANGE RATIO RANGE

         The purpose of the reverse stock split is to increase the market price of our common stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on Nasdaq. If the reverse stock split is authorized by the stockholders, the Board will have the discretion to implement a reverse stock split once during the next 12 months, or effect no reverse stock split at all. The Board has requested that stockholders approve an exchange ratio range in order to give the Board discretion in determining the precise size of the exchange ratio. If the trading price of our common stock increases without a reverse stock split, the reverse stock split may not be necessary, or one of lesser proportions would be required than if the trading price decreases or remains constant.

         In connection with any determination to effect a reverse stock split, the Board will also select the reverse stock split ratio that, in its discretion, results in the greatest marketability of our common stock based on prevailing market conditions. No further action on the part of the stockholders will be required to either effect or abandon the reverse stock split. If no reverse stock split is effected by the first anniversary of the special meeting of stockholders approving the reverse stock split, the Board's authority to effect the reverse stock split will terminate.

         The Board believes that stockholder approval of an exchange ratio range, as opposed to approval of a specified exchange ratio, in which the reverse stock split may be effected provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split at the meeting, the reverse stock split will be effected, if at all, only upon a determination by the Board that the reverse stock split, in an exchange ratio determined by the Board within the limits set forth herein, is in the best interests of Cypress Communications and our stockholders at that time.

POTENTIAL RISKS OF THE REVERSE STOCK SPLIT

         If the Board does effect a reverse stock split there can be no assurance that the bid price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split, that the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers, that the market price of the post-split common stock can be maintained at or above $1.00, or that our common stock will not be delisted from Nasdaq for other reasons. The market price of our common stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

         Pursuant to the reverse stock split, assuming the maximum ratio is employed, each holder of eight shares of our common stock, par value $.001 per share, immediately prior to the effectiveness of the reverse stock split will become a holder of one share of our common stock, par value $.001 per share, after consummation of the reverse stock split.

         ACCOUNTING MATTERS

         The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced to one-eighth (1/8), assuming the highest exchange ratio, of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

         EFFECT ON AUTHORIZED AND OUTSTANDING SHARES

         We are currently authorized to issue a maximum of 150,000,000 shares of common stock. As of the Record Date, there were 49,212,262 shares of our common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock will not change as a result of the reverse stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, will be reduced to a number that will be approximately equal to (i) the number of shares of our common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse stock split, divided by (ii) eight, assuming the maximum ratio is employed.

         With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of our common stock prior and subsequent to the reverse stock split will remain the same. After the effectiveness of the reverse stock split, it is not anticipated that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the reverse stock split.

         The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in Cypress Communications, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See "Fractional Shares" below. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

         Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, we are subject to periodic reporting and other requirements. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act.

         POTENTIAL ODD LOTS

         If approved, the reverse stock split will result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

INCREASE OF SHARES OF COMMON STOCK AVAILABLE FOR FUTURE ISSUANCE

         As a result of the reverse stock split, there will be a reduction in the number of shares of our common stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions.

         POTENTIAL ANTI-TAKEOVER EFFECT

         Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board or contemplating a tender offer or other transaction for the combination of Cypress Communications with another company), the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders. Other than the reverse stock split proposal, our Board does not currently contemplate recommending the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of Cypress Communications.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

         The reverse stock split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a Certificate of Amendment of our Second Amended and Restated Certificate of Incorporation in substantially the form of the Certificate of Amendment attached to this proxy statement as Annex A. It is expected that such filing will take place on or shortly after the date of the special meeting assuming the stockholders approve the reverse stock split. However, the exact timing of the filing of such Certificate of Amendment will be determined by the Board based upon its evaluation as to when such action will be most advantageous to the company and to our stockholders, and the Board reserves the right to delay the amendment to effect the reverse stock split for up to twelve months following stockholder approval thereof. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the amendment to effect the reverse stock split if, at any time prior to the filing of such amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of Cypress Communications or our stockholders.

         Commencing upon the date of the filing of the amendment effecting the reverse stock split with the Delaware Secretary of State, each certificate of our common stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split. As soon as practicable after the effective date, stockholders will be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their certificates representing shares of common stock prior to the reverse stock split in exchange for certificates representing shares of common stock after the reverse stock split. We intend to use Equiserve as our exchange agent in effecting the exchange of the certificates following the effectiveness of the reverse stock split.

FRACTIONAL SHARES

         We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share which results from the reverse stock split will be rounded up to the next whole share. We are doing this so that we may avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the stock split. The shares do not represent separately bargained for consideration.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The receipt of the common stock following the effectiveness of the reverse stock split, including whole shares issued in lieu of fractional shares, solely in exchange for the common stock held prior to the reverse stock split will not generally result in a recognition of gain or loss to the stockholders. The adjusted tax basis of a stockholder in the common stock received after the reverse stock split will be the same as the adjusted tax basis of the common stock held prior to the reverse stock split exchanged therefore, and the holding period of the common stock received after the reverse stock split will include the holding period of the common stock held prior to the reverse stock split exchanged therefore. No gain or loss will be recognized by Cypress Communications as a result of the reverse stock split.

APPRAISAL RIGHTS

         No appraisal rights are available under the Delaware General Corporation Law or under our certificate of incorporation or bylaws to any stockholder who dissents from the proposal to approve the amendment to the certificate of incorporation to effect the reverse stock split.

RECOMMENDATION

         The Board of Directors unanimously recommends a vote FOR the amendment to the Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split.


                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

         The following table sets forth information regarding beneficial ownership of our common stock as of April 1, 2001. The percentage of beneficial ownership is based on 49,233,062 shares of our common stock outstanding as of such date. The table sets forth such information with respect to:

       o each stockholder who is known by us to beneficially own 5% or more of the common stock;

       o      each of our directors;

       o each of our executive officers named in the Summary Compensation Table included in the proxy for our 2001 Annual Meeting of Stockholders; and

       o      all of our executive officers and directors as a group.

         Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

         The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 1, 2001, through the exercise of any stock option or other right.

                           BENEFICIAL OWNERSHIP TABLE

                                                      NUMBER OF SHARES        PERCENT BENEFICIALLY
NAME OF BENEFICIAL OWNER(1)                           BENEFICIALLY OWED               OWNED
------------------------------------------------    ---------------------    ------------------------
Centennial Holdings V, L.P.(2)..................           8,391,625                    17.3%
Alta Communications, Inc.(3)....................           6,118,697                    12.6
Beacon Capital Partners, Inc.(4)................           4,351,972                     9.0
Nassau Capital L.L.C.(5)........................           2,960,525                     6.1
Gramercy Communications Partners, Inc.(6).......           2,960,526                     6.1
W. Frank Blount(7)..............................             665,000                     1.4
R. Stanley Allen(8).............................           1,155,807                     2.4
Ward C. Bourdeaux, Jr.(9).......................             928,225                     2.0
Barry L. Boniface(10)...........................             181,069                     *
Jeffrey H. Schutz(2)............................           8,393,725                    17.3
William P. Egan(3)..............................           6,188,697                    12.6
John C. Halsted(4)..............................           4,351,972                     9.0
Randall A. Hack(5)..............................           2,960,525                     6.1
Laurence S. Grafstein(6)........................           2,960,526                     6.1
P. Eric Yopes(11)...............................             757,897                     1.6
Robert W. McCarthy(12)..........................              56,775                     *
All directors and executive officers as a group
   (13 persons)(13).............................          28,651,766                    59%


-------------------
* Represents less than 1% of the outstanding shares of common stock.
(1) The address of Centennial Holdings V, L.P. and Mr. Schutz is 1428 15th Street, Denver, CO 80202. The address of Alta Communications, Inc. and Mr. Egan is 200 Clarendon Street, 51st Floor, Boston, MA 02116. The address of Beacon Capital Partners, Inc. and Mr. Halsted is One Federal Street, 26th Floor, Boston, MA 02110. The address of Nassau Capital L.L.C. and Mr. Hack is 22 Chambers Street, Princeton, NJ 08542. The address of Gramercy Communications Partners, Inc. and Mr. Grafstein is 712 Fifth Avenue, 43rd Floor, New York, NY 10019. The address of P. Eric Yopes is c/o Shorenstein Management, Inc., 555 California Street, 49th Floor, San Francisco, CA 94104. The address of all other listed stockholders is c/o Cypress Communications, Inc., Fifteen Piedmont Center, Suite 100, Atlanta, GA 30305.
(2) Includes 700 shares owned by Mr. Schutz and 700 shares held in a trust for each of his two minor children. Also includes shares of common stock beneficially owned by investment funds affiliated with Centennial Holdings V, L.P., of which Mr. Shutz is a general partner, including 8,028,428 shares of common stock beneficially owned by Centennial Fund V, L.P. and 211,725 shares of common stock beneficially owned by Centennial Entrepreneurs Fund V, L.P. Mr. Shutz disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.

(3) Represents shares of common stock beneficially owned by investment funds affiliated with Alta Communications, Inc., of which Mr. Egan is a general partner, including 5,981,903 shares of common stock beneficially owned by Alta Communications VI L.P. and 136,794 shares of common stock beneficially owned by Alta Comm S by S, LLC. Mr. Egan disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.
(4) Represents shares of common stock beneficially owned by entities affiliated with Beacon Capital Partners, Inc., of which Mr. Halsted is an executive officer, including 204,241 shares of common stock beneficially owned by Tenant Communications, Inc., 4,029,310 shares of common stock beneficially owned by Building Communications, LLC, each of which currently hold such shares in an affiliated voting trust, and 118,421 shares of common stock beneficially owned by Investor Communications LLC. Mr. Halsted disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.
(5) Represents shares of common stock beneficially owned by investment funds affiliated with Nassau Capital L.L.C., of which Mr. Hack is a member, including 2,914,145 shares of common stock beneficially owned by Nassau Capital Partners III L.P. and 46,380 shares of common stock beneficially owned by NAS Capital Partners I L.L.C. Mr. Hack disclaims beneficial ownership of the shares of common stock held by these funds, except to the extent of his proportionate pecuniary interest in such funds.
(6) Represents shares of common stock beneficially owned by Gramercy Cypress LLC, an investment fund affiliated with Gramercy Communications Partners, Inc., of which Mr. Grafstein is a Managing Director. Mr. Grafstein disclaims beneficial ownership of the shares of common stock held by this fund, except to the extent of his proportionate pecuniary interest in such fund.
(7)    Includes 665,000 shares of restricted stock.
(8) Includes 436,480 shares of common stock held by Mr. Allen subject to options exercisable as of February 1, 2001 or within 60 days thereafter and 10,500 shares of restricted stock.
(9) Includes 460,455 shares of common stock held by Mr. Bourdeaux subject to options exercisable as of February 1, 2001 or within 60 days thereafter and 31,600 shares of restricted stock.
(10) Includes 181,069 shares of common stock held by Mr. Boniface subject to options exercisable as of February 1, 2001 or within 60 days thereafter.
(11) Represents shares of common stock beneficially owned by DWS Capital LLC, an investment fund affiliated with Shorenstein Management, Inc., of which Mr. Yopes is an executive officer. Mr. Yopes disclaims beneficial ownership of the share of common stock held by this fund, except to the extent of his proportionate pecuniary interest in such fund.
(12) Includes 29,975 shares of common stock held by Mr. McCarthy subject to options exercisable as of February 1, 2001 or within 60 days thereafter and 26,300 shares of restricted stock.
(13) Includes 28,651,766 shares of common stock and restricted stock held by all directors and executive officers as a group subject to options exercisable as of February 1, 2001 or within 60 days thereafter.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by Cypress Communications. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, facsimile, telephone, telegraph or other electronic media by one or more of our employees. Cypress Communications may also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of common stock.

STOCKHOLDER PROPOSALS

         Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the 2002 annual meeting must be received in writing at our principal executive offices on or before December 31, 2001 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

         Any stockholder proposals intended to be presented at the 2002 annual meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at our principal executive offices no later than March 8, 2002 nor prior to February 6, 2002, together with all supporting documentation required by our bylaws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

GENERAL

         The Board of Directors does not know of any other matters to be presented at the special meeting. If any additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment on such matters.

                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  WILLIAM G. GLASS



                                  SECRETARY

                                     ANNEX A

                            CERTIFICATE OF AMENDMENT
                       TO THE SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CYPRESS COMMUNICATIONS, INC.

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, the undersigned, Cypress Communications, Inc., a Delaware corporation (the "Corporation") adopts the following Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation:

                                       I.

         The name of the Corporation is:  Cypress Communications, Inc.

                                       II.

         Article Four of the Second Amended and Restated Certificate of Incorporation is hereby amended as follows:

         By adding as a second sentence to the first paragraph of Article Four, the following:

                           Simultaneously with the effective date of this
                  Certificate of Amendment (the "Effective Date") all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified (the "Reverse Split") as follows: each ____ shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Split. Any fractional share resulting from such change shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent bargained for consideration.

                           The Corporation shall, through its transfer agent,
                  provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock.

                           From and after the Effective Date, the term "New
                  Common Stock" as used in this Article Four shall mean Common Stock as provided in the Certificate of Incorporation.

                                      III.

         The foregoing amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the Bylaws of the Corporation at a meeting of the Board of Directors of the Corporation on August 17, 2001 at which a quorum was present and acting throughout. The Board of Directors previously declared the advisability of the amendment and directed that the amendment be submitted to the stockholders of the Corporation for approval.


                                       I

                                       IV.

         At a special meeting of the stockholders of the Corporation held on August 17, 2001, a majority of the shares of outstanding Common Stock entitled to vote thereon was voted in favor of the amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

                                       V.

         This amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Cypress Communications, Inc. this ___ day of ________, 2001.

                          CYPRESS COMMUNICATIONS, INC.


                          By:__________________________________

                          Name:________________________________

                          Title:_______________________________


                                       II

                          CYRPESS COMMUNICATIONS, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                             FRIDAY, AUGUST 17, 2001

                                      PROXY


     The undersigned shareholder of Cypress Communications, Inc. hereby constitutes and appoints R. Stanley Allen and Robert W. McCarthy, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of the Shareholders to be held at 15 Piedmont Center, Suite 100, Atlanta, Georgia, on Friday, the 17th day of August, 2001, at 9:00 a.m., and at any and all adjournments thereof as follows:

     (1) To approve an amendment to Cypress Communications' Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of common stock of Cypress Communications at a ratio to be determined by the Board of Directors but not to exceed one-for-eight, the amendment to be effected, if at all, by the filing, at the discretion of the Board of Directors, of a Certificate of Amendment, with the Secretary of State of Delaware, by the first anniversary of the special meeting of stockholders approving the reverse stock split.

          / /    FOR             / /   AGAINST             / /   ABSTAIN


     (2) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders dated July __, 2001 and the Proxy Statement furnished therewith.


                     Dated and signed ____ ____________________, 2001

                     __________________________________________________

                     __________________________________________________

                     (Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer.)


         This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to in the accompanying prepaid envelope.

VOTE BY TELEPHONE                                   VOTE BY INTERNET
                                                    It's fast, convenient, and your vote is immediately
It's fast, convenient, and immediate!               confirmed and posted.

                                       I

Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683).

FOLLOW THESE FOUR EASY STEPS:                         FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY STATEMENT AND         1.  READ THE ACCOMPANYING PROXY STATEMENT AND
    PROXY CARD.                                           PROXY CARD.
2.  CALL THE TOLL-FREE NUMBER                         2.  GO TO THE WEBSITE
    1-877-PRX-VOTE (1-877-779-8683).                      HTTP://WWW.EPROXYVOTE.COM/CYCO
3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER          3.  ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
    LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.           LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.
4.  FOLLOW THE RECORDED INSTRUCTIONS.                 4.  FOLLOW THE INSTRUCTIONS PROVIDED.

YOUR VOTE IS IMPORTANT!                               YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                          Go to HTTP://WWW.EPROXYVOTE.COM/CYCO anytime!


DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
INTERNET

                                       II